Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of American Market Support Network, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Alvie T. Merrill, President and Chief Executive Officer and Pertti Luhanto, Chairman and Treasurer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

          (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  the information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company.



Date:  May 19, 2003              By: /s/ Alvie T. Merrill
                                     -------------------------
                                     Alvie T. Merrill, President and CEO
                                    (Principal Executive Officer)



Date:  May 19, 2003              By: /s/ Pertti Luhanto
                                     -------------------------
                                     Pertti Luhanto, Chairman and Treasurer
                                    (Principal Financial and Accounting Officer)